EXHIBIT 4.1

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

COMMON STOCK PURCHASE WARRANT

Original Issue Date: January 7, 2004	Number of Shares: **800,000**

AVICI SYSTEMS INC.

1.    Issuance.    This Warrant is issued to Nortel Networks Limited by Avici Systems Inc., a Delaware corporation (hereinafter with its successors called the “Company”).

2.    Purchase Price; Number of Shares.    Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant (the “Holder”) is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company, 101 Billerica Avenue, North Billerica, Massachusetts 01862, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company, at a price per share equal to the greater of (i) $8.033 or (ii) the “December 31, 2003 Cash Amount” (the “Purchase Price”), Eight Hundred Thousand (800,000) fully paid and nonassessable shares (the “Warrant Shares”) of Common Stock, $0.0001 par value per share, of the Company (the “Common Stock”). Until such time as this Warrant is exercised in full, expires or otherwise terminates, the Purchase Price and the Common Stock issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The “December 31, 2003 Cash Amount” shall equal (x) the sum of cash and cash equivalents, marketable securities and long-term marketable securities divided by (y) the number of shares of Common Stock outstanding, in each case as of December 31, 2003 and as reflected in Avici’s audited balance sheet as of December 31, 2003; provided that the December 31, 2003 Cash Amount shall not exceed $8.05. The Company shall provide written notice to the original Holder of the Purchase Price following publication of the Company’s audited balance sheet as of December 31, 2003.

3.    Exercise Date.    Except as otherwise provided in this Section 3 or Section 10, this Warrant may only be exercised during the period commencing on January 7, 2011 (the “Exercise Date”) and ending on the Expiration Date (as defined in Section 7). If any Milestone (each as defined and determined in the Schedule of Milestones attached hereto as Exhibit A) is achieved on or prior to its applicable Milestone Date (as set forth on Exhibit A), the exercisability of this Warrant shall accelerate with respect to the number of Warrant Shares set forth in the Schedule of Milestones opposite such Milestone under the heading “Number of Warrant Shares” and this

Warrant shall be exercisable for such number of Warrant Shares from and after the determination date of achievement of such Milestone and until the Expiration Date. The achievement or non-achievement of any Milestone shall be determined as provided in the OEM Purchase and Sale Agreement dated as of January 7, 2004, between the Company and Nortel Networks Limited, as the same may be amended from time to time (the “OEM Agreement”). If one or more Milestones is not achieved in accordance with the OEM Agreement and the Schedule of Milestones, the exercisability of this Warrant shall not accelerate with respect to the number of Warrant Shares associated with such Milestone or Milestones.

4.    Payment of Purchase Price.    The Purchase Price may be paid by check or by wire transfer of immediately available funds.

5.    Partial Exercise.    This Warrant may be exercised in part, in which event the Holder shall be entitled to receive a new warrant, which shall have the same terms and shall be dated as of the date of this Warrant, covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised.

6.    Issuance Date.    The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

7.    Expiration Date.    Unless earlier terminated as provided in Section 10, this Warrant shall expire on the close of business on February 6, 2011 (the “Expiration Date”), and shall be void thereafter.

8.    Reserved Shares; Valid Issuance.    The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9.    Adjustment.    Each of the Purchase Price and the number of shares issuable on the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of the following events, after the Original Issue Date.

(a)    Stock Splits, Stock Dividends, Combinations.    In the event that the Company shall after the Original Issue Date (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase

Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this subsection 9(a). The holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this section 9(a)) be issuable on such exercise by a fraction of which (i) the numerator is the Purchase Price which would otherwise (but for the provisions of this section 9(a)) be in effect, and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

(b)    Extraordinary Dividends.    In the event the Company shall, after the Original Issue Date, make a dividend or other distribution to all holders of Common Stock of cash (excluding cash dividends paid out of current or retained earnings), indebtedness or other assets having an aggregate value per share of Common Stock that, combined together with all other such distributions made to holders of Common Stock within the last twelve (12) months preceding the date of payment of such dividend or other distribution, exceeds 10% of the then-current Cash Value per share of Common Stock, then the Purchase Price shall, immediately after the close of business on the date fixed for the determination of stockholders entitled to receive such distribution, be adjusted by subtracting from the then Purchase Price the then fair market value (as determined in the reasonable good faith of the Board of Directors of the Company, whose determination shall be conclusive) of the cash, indebtedness or other assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such distribution; provided that in no event shall the Purchase Price be less than the par value per share of the Common Stock.

10.    Change of Control of the Company.    Upon any Change of Control (as defined below) of the Company after the Original Issue Date, the Company, at its sole option, may take any one or more of the following actions with respect to this Warrant:

(i)    provide that this Warrant shall be assumed, or a substantially equivalent Warrant shall be substituted, by the acquiring or succeeding corporation;

(ii)    upon at least 30 days prior written notice to the Holder, provide that the Warrant (to the extent then unexercised) will become exercisable in full (whether or not then exercisable pursuant to Section 3) as of a specified date (the “Acceleration Date”) at least twenty (20) days prior to the consummation of such Change of Control (which acceleration may be conditional upon the consummation of the Change of Control transaction) and that this Warrant will terminate immediately prior to the consummation of such Change of Control, except as exercised by the Holder between the Acceleration Date and the consummation of such Change of Control; or

(iii)    provide that this Warrant shall terminate upon consummation of such Change of Control and that the Holder shall receive, in exchange therefor, a cash payment equal to the product of (a) the amount (if any) by which (I) the Cash Value per share of the Common Stock in such Change of Control transaction exceeds (II) the Purchase Price multiplied by (b) the number of unexercised Warrant Shares (whether or not then exercisable pursuant to Section 3). “Cash Value” means, with respect to each share of Common Stock as of any date of determination, the closing price per share of the Common Stock on the Nasdaq National Market on the trading day immediately preceding such date (or, if the Common Stock is not then so quoted, the fair market value of one share of Common Stock as determined by a third party appraiser chosen by the mutual agreement of the Holder and the Company).

The Company will give the Holder at least 30 days’ prior written notice, at the address set forth in Section 20 hereof, of any Change of Control, the action or actions the Company has determined to take with respect to this Warrant in connection with such Change of Control and such other information reasonably necessary in connection therewith. If this Warrant is terminated pursuant to Section 10(ii) or Section 10(iii), the registration rights set forth in Exhibit B hereto shall also terminate and be of no further force and effect upon the date of such termination of this Warrant. A “Change of Control” means any (A) merger or consolidation of the Company with or into another corporation or other entity, or any other business combination (except for a merger, consolidation or other combination in which the holders of capital stock of the Company immediately prior to such merger, consolidation or combination continue to hold at least a majority of the outstanding voting power of such surviving corporation or other entity immediately following such merger, consolidation or combination); (B) sale, conveyance or transfer of all or substantially all of the assets of the Company except for a sale, conveyance or transfer to an entity in which the holders of capital stock of the Company immediately prior to such transaction hold at least a majority of the outstanding voting power of such entity immediately following such transaction; or (C) purchase of shares of capital stock of the Company (either through a negotiated stock purchase or a tender offer or exchange offer for such shares) by, or issuance of shares of capital stock of the Company to, any party or group (within the meaning of Rule 13d-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), through one transaction or a series of related transactions, which party or group did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Company immediately prior to such purchase or issuance, the effect of which purchase or issuance is that such party or group beneficially owns at least a majority of such voting power immediately after such purchase or issuance.

11.    Fractional Shares.    In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 11, be entitled to receive a fractional share of Common Stock, then, in lieu thereof, the Company shall pay cash to the Holder equal to such fraction multiplied by the closing price per share of the Common Stock on the Nasdaq National Market on the trading day period preceding the date of such exercise (or, if the Common Stock is not then so quoted, by the fair market value of one share of Common Stock as determined by the Company).

12.    Amendment.    The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder, except that Exhibit B may be amended, modified or waived only with the written consent of the Company and the holders of a majority of the Warrant Shares issued or issuable upon exercise of the Warrants and entitled to registration rights under Exhibit B.

13.    Warrant Register; Transfers, Tax Information, Etc.

(a)    The Company will maintain a register containing the name and address of the registered Holder of this Warrant. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

(b)    This Warrant is not transferable or assignable by the Holder, except, subject to applicable federal and state securities laws, to, and only for such period as such entity remains, a Subsidiary of Nortel Networks Corporation (“NNC”). For purposes of this Warrant, “Subsidiary” means, with respect to NNC, any entity which NNC owns or controls, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities of such entity or more than fifty percent (50%) of the total equity interest of such entity; or which NNC controls in any manner the election of a majority of directors of such entity; or which NNC has the power, directly or indirectly, to exercise a controlling influence with respect to the management or policies of such entity.

(c)    The Company covenants and agrees to use commercially reasonable efforts to provide the Holder with all information reasonably requested by the Holder to allow the Holder to comply with all United States and Canadian tax reporting requirements in connection with or as a result of its investment in the Company as set out herein.

(d)    In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company.

14.    Representations and Covenants of the Holder.

This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder:

(a)    Investment Purpose.    This Warrant and the shares of Common Stock issuable upon exercise of this Warrant are being and will be acquired for investment and not with a view to or in connection with any distribution thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except in accordance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from such registration requirements.

(b)    Private Issue.    The Holder understands (i) that the shares of Common Stock issuable upon exercise of this Warrant are not registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 14.

(c)    Disposition of Holder’s Rights.    In no event will the Holder make a disposition of any of the shares of Common Stock issuable upon exercise of this Warrant except (i) pursuant to a registration under the Securities Act, (ii) in compliance with Rule 144 under, or in compliance with another exemption from the registration requirements of, the Securities Act or (iii) in connection with a Change of Control. In connection with any disposition of any shares in compliance with Rule 144 or any other exemption from the registration requirements of the Securities Act, the Holder shall furnish the Company with representation letters and an opinion of counsel, each reasonably satisfactory in form and substance to the Company and its counsel, to the effect that such exemption from the registration requirements of the Securities Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any the shares of Common Stock issuable upon the exercise of this Warrant do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Common Stock when (1) such securities shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration or (2) such securities shall have been sold without registration in compliance with Rule 144 under, or another exemption from the registration requirements of, the Securities Act. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the holder of a share of Common Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for such shares of Common Stock not bearing any restrictive legend.

(d)    Financial Risk.    The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(e)    Risk of No Registration.    The Holder understands that if the Company does not register with the Securities and Exchange Commission (the “Commission”) pursuant to Section 12 of the Exchange Act, or file reports pursuant to Section 15(d) of the Exchange Act, or if a registration statement covering the Common Stock issuable upon the exercise of this Warrant under the Securities Act is not in effect when it desires to sell the Common Stock issuable upon exercise of this Warrant, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of the shares of Common Stock issuable upon exercise of this Warrant which might be made by it in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms and conditions of that Rule.

(f)    Accredited Investor.    The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

15.    Legends.

Each certificate representing shares of Common Stock issued upon exercise of this Warrant shall bear a legend substantially in the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, and may not be offered, sold, transferred, pledged or hypothecated unless and until such shares are registered under such Act and all such applicable laws, or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”

16.    Governing Law.    The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware.

17.    Successors and Assigns.    This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors and permitted assigns.

18.    Business Days.    If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in the Commonwealth of Massachusetts, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

19.    Registration Rights.    The Holder of this Warrant is entitled to registration rights (the “Registration Rights”) with respect to the shares of Common Stock issuable upon exercise of this Warrant as set forth on Exhibit B hereto. Notwithstanding anything to the contrary set forth in this Warrant or Exhibit B, the Registration Rights are subordinate to the terms on which Investors (as defined in the Fifth Amended and Restated Investor Rights Agreement of the Company dated as of April 24, 2000, as amended to date (the “Prior Agreement”)) may include their shares in any and all registrations, and are qualified in their entirety thereby. The Registration Rights shall survive any exercise of this Warrant in accordance with Exhibit B.

20.    Notice.    (a) All notices and other communications under this Warrant shall (i) be in writing (which shall include communications by telecopy), (ii) be (A) sent by registered or certified mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier service, (B) sent by telecopier with receipt confirmed, or (C) delivered by hand, (iii) be given at the following respective addresses and telecopier numbers and to the attention of the following persons:

(i)    if to the Company, to it at:

Avici Systems Inc.

101 Billerica Avenue

North Billerica, MA 01862

Attention: Paul F. Brauneis,

Chief Financial Officer

Telephone No.: (978) 964-2000

Telecopier No.: (978) 964-2299

with a copy to:

Testa, Hurwitz & Thibeault, LLP

125 High Street

Boston, MA 02110

Attention: John A. Meltaus, Esq.

Telephone No.: (617) 248-7000

Telecopier No.: (617) 248-7100

(ii)    if to the Holder, to it at:

Nortel Networks Limited

8200 Dixie Road, Suite 100

Brampton, Ontario L6T 5P6

Canada

Attention: Secretary

Telecopier No.: (905) 863-8386

with a copy to:

Cleary, Gottlieb, Steen & Hamilton

One Liberty Plaza

New York, NY 10006

Attention: Paul J. Shim, Esq.

Telecopier No.: (212) 225-3999

or at such other address or telecopier number or to the attention of such other person as the party to whom such information pertains may hereafter specify for the purpose in a notice to the other, and (iv) be effective or deemed delivered or furnished (A) if given by mail, on the fifth business day after such communication is deposited in the mail, addressed as above provided, (B) if given by telecopier, when such communication is transmitted to the appropriate number determined as above provided in this Section 20 and the appropriate answer back is received or receipt is confirmed or otherwise acknowledged, and (C) if given by hand delivery or by a nationally recognized overnight courier service, when left at the address of the addressee addressed as above provided.

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Dated: January 7, 2004 (Corporate Seal) Attest:	AVICI SYSTEMS INC. By: /s/ Paul F. Brauneis Title: Chief Financial Officer, Treasurer and Senior Vice President of Finance and Administration

Subscription

To:	Avici Systems Inc.

101 Billerica Avenue

North Billerica, MA 01862

Attention: Chief Financial Officer

Date:_______________________________

The undersigned hereby subscribes for                  shares of Common Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

[HOLDER]

By:

Name:

Title:

_________________________________________________

_________________________________________________

Name for Registration

_________________________________________________

Mailing Address

Exhibit A

Schedule of Milestones

Milestone	Milestone Date	Number of Warrant Shares
Upon achievement of the December 31, 2004 Global Cumulative Baseline Purchases (as defined in the OEM Agreement) on or before December 31, 2004.	December 31, 2004	266,667
Upon achievement of the December 31, 2005 Global Cumulative Baseline Purchases (as defined in the OEM Agreement) on or before December 31, 2005.	December 31, 2005	266,667
Upon achievement of the December 31, 2006 Global Cumulative Baseline Purchases (as defined in the OEM Agreement) on or before December 31, 2006.	December 31, 2006	266,666

Exhibit B

Registration Rights

B.1.    Demand Registration.

(a)    On one occasion at any time after the three year anniversary of the Original Issue Date and if the Company is then eligible to file a registration statement on Form S-3 (or any successor form), the Holder may request, in writing, that the Company effect the registration on Form S-3 (or any successor form) of Warrant Shares then held by the Holder (“Registrable Shares”) having a minimum aggregate offering price of at least $2,500,000 (based on the then-current Cash Value per share) or constituting all Warrant Shares then held by the Holder; provided, however, that Registrable Shares shall not include any Warrant Shares previously sold by the Holder pursuant to a registration statement or sold or eligible for sale on the date demand is made under Rule 144 of the Securities Act. Notwithstanding the foregoing, in the event that the Company is not eligible to use Form S-3 (or any successor form) due to the Company’s failure to use commercially reasonable efforts to comply with the periodic reporting requirements entitling the Company to use Form S-3 (or any successor form), then such demand registration may be on Form S-1 (or any successor form). Thereupon, the Company shall, as expeditiously as possible, use its commercially reasonable efforts to effect within sixty (60) days of receipt of such request the registration on Form S-3 (or any successor form) of all Registrable Shares which the Company has been requested to so register by the Holder. The Company shall not be required to effect any registration within ninety (90) days after the effective date of any other registration statement involving, or the closing date of an underwritten offering of the Company. In addition to the foregoing, if at the time of the request to register Registrable Shares pursuant to this Section B.1, the Company is engaged or has plans to engage within one hundred twenty (120) days of the time of the request in a registered public offering of securities for its own account or is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, or is otherwise in possession of material non-public information, the disclosure of which would not be in the best interests of the Company in the good faith determination of the Company’s Board of Directors, then the Company may at its option direct that such request be delayed for a period not in excess of one hundred twenty (120) days from the effective date of such offering or the date of commencement of such other material activity, as the case may be, but in no event shall such delay exceed one hundred fifty (150) days from the time of any such request, and such right to delay a request shall not be exercised by the Company more than once in any 12-month period. Such registration may not be underwritten without the prior written consent of the Company and the holders of a majority of the Registrable Shares, which consent shall not be unreasonably withheld; provided, that, without such consent, the plan of distribution of such registration may include purchases by a broker or dealer as principal and sales arranged by a broker or dealer as agent (where such brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act), so long as the Company is not required to incur, and is not exposed to any obligation or liability to such brokers or dealers or otherwise in connection with such distribution (other than under applicable law or as explicitly set forth in Section B.3).

(b)    If the Company is required by the provisions of this Section B.1 to use its commercially reasonable efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

(i)    File with the Commission a registration statement with respect to such Registrable Shares and use its commercially reasonable efforts to cause that registration statement to become and remain effective;

(ii)    As expeditiously as possible prepare and file with the Commission any amendments and supplements to the registration statement and the prospectus included in the registration statement as may be necessary to keep the registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Shares covered by such registration statement, until the earlier of the sale of all Registrable Shares covered thereby or one hundred eighty (180) days after the effective date thereof;

(iii)    As expeditiously as possible furnish to the Holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares covered by the registration statement;

(iv)    As expeditiously as possible use its commercially reasonable efforts to register or qualify the Registrable Shares covered by the registration statement under the securities or Blue Sky laws of such states as the Holder shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Holder to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Holder; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(v)    Notify the Holder at any time when a prospectus relating to Registrable Shares covered by a registration statement is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. If the Company has so notified the Holder, the Holder shall immediately cease making offers of Registrable Shares until the Company has further notified the Holder that the Holder may resume making offers of Registrable Shares using such prospectus and/or the prospectus is amended to comply with the requirements of the Securities Act and the Company has provided the Holder with such amended prospectuses and, following receipt of the amended prospectuses, the Holder shall be free to resume making offers of the Registrable Shares.

(vi)    Cause all such Registrable Shares registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(vii)    Provide a transfer agent and registrar for all Registrable Shares registered hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.

B.2.    Piggy-back Registration Rights.    If, at any time, the Company undertakes to register any of its Common Stock under the Securities Act (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities issued or proposed to be issued in exchange for securities or assets of another corporation or business or any other form for which the registration of Registrable Shares is not available), it will give written notice (in no event later than thirty (30) days prior to the proposed filing of such registration statement with the SEC) to the Holder of its intention to effect such registration. The Company will include in such registration all Registrable Shares with respect to which the Company has received a written request for inclusion within fifteen (15) days after the delivery of such notice to the Holder. Notwithstanding the foregoing provisions of this Section B.2, if the Company is advised in good faith by the managing underwriter in connection with any offering that the number of Registrable Shares requested to be sold by the Holder is greater than the number of shares of Common Stock which can be sold in such offering without materially adversely affecting such offering, the Registrable Shares to be included in such offering shall be reduced to the extent requested by such managing underwriter, on a pro rata basis with any shares of Common Stock held by other persons who requested to be included in such registration pursuant to similar piggy-back registration rights; provided, that the Holder’s rights hereunder shall be subject to the senior registration rights granted in the Prior Agreement; and provided, further, that no reduction need be made in the number of shares to be sold by the Company. The Company may withdraw or postpone any proposed registration hereunder without liability to the Holder.

B.3.    Indemnification and Contribution.

(a)    In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this agreement, the Company will indemnify and hold harmless each seller of such Registrable Shares, each underwriter (if any) of such Registrable Shares, and each other person (if any) who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to such registration statement, (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred (the “Reimbursable Expenses”) by such seller, underwriter or controlling person in connection with investigating or defending any such Loss or action; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof; provided, further, however, that the Company will not be liable in any such case if either the Relationship Prime(s) or the Executive Sponsor (as such terms are defined in the OEM Agreement) had actual knowledge of any matter described in subparagraphs (i), (ii) or (iii) above, and provided further, however, that if, in connection with any action relating to such Losses, it is finally adjudicated that there was no untrue statement, omission or violation as described in subparagraphs (i), (ii) or (iii) above, the Company shall reimburse such seller, underwriter and each such controlling person for fifty percent (50%) (as opposed to one hundred percent (100%)) of the Reimbursable Expenses incurred in connection with investigating or defending any such Losses or action.

(b)    In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, officers and each underwriter (if any) and each person (if any) who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any Losses, joint or several, to which the Company, such directors, officers, underwriters or controlling persons may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final Prospectus contained in the Registration Statement, or any amendment or supplement to the registration statement, or (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such registration statement, prospectus, amendment or supplement; provided, however, that the obligations of such sellers of Registrable Shares hereunder shall be limited to an amount equal to the net proceeds to such seller from the Registrable Shares sold in connection with such registration.

(c)    Each party entitled to indemnification under this Section B.3 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received notice of the commencement of any action for any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section B.3 except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Company’s obligation to reimburse an Indemnified Party is subject to the limitation described in the last proviso of paragraph B.3.(a) above.

(d)    In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section B.3 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect of any Losses referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnifying Party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the seller of Registrable Shares and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section B.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section B.3, (i) in no case shall any seller of Registrable Shares be liable or responsible for any amount in excess of the net proceeds received by such seller from the offering of Registrable Shares and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

B.4.    General.

(a)    The Holder shall bear a portion of all Company registration costs and expenses relating to a registration statement filed pursuant to a Holder request under Section B.1 equal to (i) 50% of such registration costs and expenses, multiplied by (ii) a fraction, the numerator of which is the number of Registrable Shares included in such registration by the Holder and the denominator of which is the total number of shares included in such registration by all selling stockholders (including the Holder).

(b)    The Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Exhibit B.

(c)    The Holder, if requested by the Company, shall agree not to sell publicly or otherwise transfer or dispose of any shares of Common Stock or other equity securities of the Company held by the Holder for a specified period of time (not to exceed ninety (90) days) following the effective date of any registration statement filed by the Company. The Company shall agree, if requested by the Holder, not to effect any underwritten public sale, pursuant to a registration statement on Form S-1, S-2 or S-3 (or any successor form) of any shares of Common Stock or other equity securities of the Company for a specified period of time (not to exceed ninety (90) days) following the effective date of any registration statement filed by the Company in accordance with Section B.1(a).

(d)    The Company agrees to furnish to the Holder upon request (i) a written statement by the Company as to its compliance with the requirements of Rule 144(c) under the Securities Act, and the reporting requirements of the Securities Act and the Exchange Act, and (ii) such other reports and documents of the Company as such Holder may reasonably request to avail itself of any rule or regulation of the Commission allowing it to sell any such securities without registration or to comply with any tax reporting requirements to which the Holder is subject.

(e)    The registration rights set forth in this Exhibit B shall terminate and be of no further force and effect upon the earlier of the one year anniversary of the Expiration Date or one year following the date that the Warrant has been exercised (through one or more exercises) for the full number of Warrant Shares.

(f)    The provisions of this Exhibit B may be amended, modified or waived with the written consent of the Company and the holders of a majority of the Registrable Shares issued or issuable upon exercise of the Warrant (and any like Warrants issued in substitution, on transfer or otherwise therefor).

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